POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I,
William
R. Halling, located at 4801 Island Pond Court, Unit 401, Bonita
Springs,
Florida 34134, do hereby nominate, constitute and appoint Thomas
M.
Costello, Jr., Daniel S. Follis or Terri Trainor Clark, with offices at One
Campus Martius, Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:


Execute my name to
any and all documents, forms and reports
("Documents"), whether such
Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of
Compuware Corporation.

In addition, I hereby give
and grant unto my
said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.


IN WITNESS WHEREOF, I have here unto set my hand this 26th day of
October, 2005.

In presence of


/s/						/s/
Dana
Mintline					William R. Halling

Witness					Signature
Subscribed and
sworn to before me
This 26th
day of October, 2005



/s/
Donna
M. Duane
Notary
Public
Acting in Wayne County,
State of Michigan


My
Commission expires: Aug. 1, 2012